                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (date of earliest event reported): May 15, 2003

                              GEOWORKS CORPORATION
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             (Exact name of registrant as specified in its charter)

       Delaware                  000-23926                    94-2920371
       --------                  ---------                    ----------
  (State or other        (Commission File Number)   (IRS Employer Identification
  jurisdiction of                                              Number)
  incorporation)

     300 Crescent Court, Suite 1110                             75201
             Dallas, Texas                                      -----
             -------------                                    (Zip Code)
 (Address of principal executive offices)

Registrant's telephone number, including area code:  (510) 428-3900

Item 5.     Other Events.
            ------------

            On May 15, 2003,  Geoworks  Corporation (the "Company")  amended the
Rights  Agreement,  dated as of March 9, 2001 (the "Rights  Agreement"),  by and between the Company and Mellon  Investor  Services,  LLC, as Rights  Agent.  The
amendment  to the Rights  Agreement  amends  (i) the  definition  of  "Acquiring
Person" in the  Rights  Agreement  to mean any Person (as  defined in the Rights
Agreement) who or which,  together with all  Affiliates and Associates  (each as defined in the Rights  Agreement) of such Person,  is the  Beneficial  Owner (as defined  in the  Rights  Agreement)  of 4.99% or more of the  Voting  Stock  (as defined in the Rights  Agreement)  of the Company then  outstanding,  subject to certain  exceptions,  and (ii) the  definition of "Exempt  Person" in the Rights
Agreement to include any Person who, or which,  together with all Affiliates and
Associates  of such Person was,  and  continues to be, the  Beneficial  Owner of
4.99% or more of the Voting  Stock of the Company as of the close of business on
May 9, 2003. The purpose of the amendment to the Rights  Agreement is to seek to prevent  possible  limitations on the Company's use of its Federal net operating loss carryforwards and certain income tax credits.

Item 7.     Financial Statements and Exhibits.
            ---------------------------------

         c.   Exhibits

          4.1  Amendment to Rights Agreement,  dated as of May 15, 2003, between
               Geoworks Corporation and Mellon Investor Services, LLC, as Rights
               Agent  (Incorporated  by  reference  to  Exhibit  4.2 to the Form
               8-A12G/A filed by Geoworks Corporation on May 19, 2003).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 19, 2003                     Geoworks Corporation

                                        By: /s/ John Murray
                                          --------------------------------------
                                            John Murray
                                            Chief Financial Officer